Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate November 4, 2026	Ryan P. Vossler Investor Relations 716-857-7158	Timothy J. Silverstein Chief Financial Officer 716-857-6987

NATIONAL FUEL REPORTS FOURTH QUARTER
AND FULL YEAR FISCAL 2026 EARNINGS

WILLIAMSVILLE, N.Y. National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the fourth quarter and fiscal year ended September 30, 2026.

FOURTH QUARTER FISCAL 2026 SUMMARY
•GAAP earnings of $97.5 million, or earnings per share (EPS) of $1.02, compared to GAAP earnings of $107.3 million, or $1.18 per share, in the prior year.
•Adjusted EPS of $1.22, compared to $1.22 from the prior year. See non-GAAP reconciliation on page 2.

FISCAL 2026 HIGHLIGHTS
•GAAP earnings per share of $7.02, compared to $5.68 per share in fiscal 2025.
•Adjusted earnings per share of $7.55, an increase of 9%, compared to $6.91 per share in fiscal 2025.
•Net cash provided by operating activities of $1,272 million for the twelve months ending September 30, 2026, with free cash flow of $199 million (as defined on page 27) through the same period.
•The Company announced its 56th consecutive dividend increase to an annual rate of $2.22 per share, continuing its long history of returning cash to shareholders.

RECENT STRATEGIC HIGHLIGHTS
•Completed the acquisition of CenterPoint Energy's Ohio natural gas utility on October 1, 2026, doubling the Company's Utility rate base and adding approximately 335,000 utility customers.
•Announced a plan to separate the Company’s Integrated Upstream and Gathering business ("IUG") into a standalone publicly traded company which is expected to be named Seneca Resources, with the transaction anticipated to occur in the second half of calendar 2027.
•The Utility segment realized key regulatory initiatives, with the approval of a System Modernization Tracker in New York, and the approval of a $10.4 million rate increase in the Company’s Pennsylvania jurisdiction.
•The Pipeline & Storage segment continued to successfully advance key expansion projects, placing the Tioga Pathway and Shippingport Lateral projects in service on November 1, 2026.
•IUG initiated a discretionary land acquisition program to further expand its best-in-class core inventory depth in Tioga County, adding significant acreage since the program commenced.

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: "Fiscal 2026 was an excellent year for National Fuel. The Company grew adjusted earnings per share 9% year over year, while generating significant free cash flow and continuing to return cash to our shareholders through our dividend, which we’ve paid for the 124th consecutive year.

"As we look forward, National Fuel is entering an exciting next chapter. The long-term outlook for each of our businesses is strong. With the closing of our Ohio gas utility acquisition and our announced plan to separate our Integrated Upstream and Gathering business, we are well positioned to establish two scaled, financially sound publicly traded natural gas businesses. Upon completion of the separation, National Fuel will become a fully rate-regulated natural gas company with approximately $5 billion in rate base and a strong growth profile. Seneca Resources will be a premier, integrated Appalachian natural gas business with a deep inventory of high-quality development opportunities that has a positive outlook for long-term production

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and free cash flow growth. Against a strong long-term outlook for natural gas demand, we believe both businesses are exceptionally well positioned for continued success."

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED EARNINGS

	Three Months Ended September 30,
	(Thousands)		(Per Share)
	2026	2025	2026	2025
Reported GAAP Earnings	$97,509	$107,342	$1.02	$1.18
Items impacting comparability:
Impact of Ohio gas utility acquisition (costs and financing)	11,303	1,061	0.18	0.01
Tax impact of Ohio acquisition (costs and financing)	(2,633)	(246)	(0.03)	—
Costs related to pending spin-off of Integrated Upstream & Gathering business	7,214	—	0.08	—
Tax impact of costs related to pending spin-off of Integrated Upstream & Gathering business	(1,680)	—	(0.02)	—
Tax impact of unrealized (gain) loss on derivative asset	—	3,402	—	0.04
Other/rounding (refer to Segment results for details)	181	(531)	(0.01)	(0.01)
Adjusted Earnings	$111,894	$111,028	$1.22	$1.22

	Fiscal Year Ended September 30,
	(Thousands)		(Per Share)
	2026	2025	2026	2025
Reported GAAP Earnings	$665,443	$518,504	$7.02	$5.68
Items impacting comparability:
Impact of Ohio gas utility acquisition (costs and financing)	21,312	1,061	0.50	0.01
Tax impact of Ohio acquisition (costs and financing)	(4,952)	(246)	(0.05)	—
Costs related to pending spin-off of Integrated Upstream & Gathering business	9,804	—	0.11	—
Tax impact of costs related to pending spin-off of Integrated Upstream & Gathering business	(2,281)	—	(0.03)	—
Impairment of assets	—	141,802	—	1.55
Tax impact of impairment of assets	—	(37,169)	—	(0.41)
Unrealized (gain) loss on derivative asset	—	729	—	0.01
Tax impact of unrealized (gain) loss on derivative asset	—	3,206	—	0.03
Other/rounding (refer to Segment results for details)	454	2,618		0.04
Adjusted Earnings	$689,780	$630,505	$7.55	$6.91

INITIATION OF FISCAL 2027 GUIDANCE

The Company is initiating guidance for fiscal 2027. IUG will remain part of National Fuel's consolidated financial results until completion of the planned separation. Accordingly, the Company's fiscal 2027 guidance includes the expected results of IUG for the full fiscal year.

The Company is initiating adjusted earnings per share guidance for fiscal 2027 with a range of $6.00 to $6.40.

The Company is assuming an average NYMEX natural gas price of $2.85 per MMBtu in fiscal 2027, which approximates the current NYMEX forward curve at this time. Given the continued volatility in NYMEX natural gas prices, the Company is providing the following sensitivities to its adjusted earnings per share guidance:

NYMEX Assumption ($/MMBtu)	Fiscal 2027 Adjusted Earnings Per Share Sensitivities
$2.50	$5.60 - $6.00
$3.00	$6.20 - $6.60
$3.50	$6.85 - $7.25

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2027 OUTLOOK

Regulated:
•Utility segment earnings are expected to increase as a result of the Ohio gas utility acquisition, the continuation of our multi-year New York rate case settlement, and the recently approved base rate increase in Pennsylvania.
•Pipeline & Storage segment earnings are expected to increase, driven by the Tioga Pathway and Shippingport Lateral projects, which were placed in service on November 1, 2026, as well as ongoing ratemaking activity at Supply Corporation, with the resolution of the pending Section 4 rate case expected by the close of the calendar year.
•Combined Utility and Pipeline & Storage segment capital expenditures are expected to range between $490 and $580 million, driven by continued investment in our longstanding modernization programs, as well as the addition of the Ohio natural gas utility.

Integrated Upstream and Gathering:
•IUG expects fiscal 2027 production to be 400 to 435 Bcf, which incorporates the impact of estimated price-related marketing curtailments during October.
•IUG capital expenditures are projected to be $600 to $640 million, including $25 to $30 million of capital related to third-party gathering expansions and non-operated wells, with the potential for an additional $50 to $100 million of discretionary land spending.

Additional details on the Company's updated forecast assumptions and business segment guidance for fiscal 2027 are outlined in the table on page 8.

PLANNED SEPARATION OF INTEGRATED UPSTREAM AND GATHERING

Following its recently announced plan to separate the Integrated Upstream and Gathering business, National Fuel is progressing toward the creation of two independent, publicly traded companies. The separation is designed to provide each business with greater flexibility to pursue its distinct growth opportunities and capital allocation priorities, while maintaining the key benefits of integration within each business.

The newly created company is expected to be named Seneca Resources and is expected to trade on the New York Stock Exchange. Seneca Resources’ premier Appalachian asset base, low-cost integrated operations and deep inventory of development opportunities provide a strong foundation for long-term growth and significant free cash flow generation. Following the separation, National Fuel will be a fully rate-regulated natural gas company with approximately $5 billion of rate base and significant long-term investment opportunities across its Utility and Pipeline & Storage businesses.

National Fuel continues to expect the separation to be completed in the second half of calendar 2027 through a pro rata distribution of at least 80.1% of IUG shares to National Fuel shareholders. National Fuel expects to retain up to a 19.9% ownership interest in IUG following the separation, which it intends to dispose of in a tax-efficient manner to further strengthen its investment grade balance sheet.

DISCUSSION OF FOURTH QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended September 30, 2026 is summarized in a tabular form on pages 9 and 10 of this report (earnings drivers for the fiscal year ended September 30, 2026 are summarized on pages 11 and 12).

Note that management defines adjusted earnings as reported GAAP earnings adjusted for items impacting comparability, and adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

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Integrated Upstream and Gathering Segment

The Integrated Upstream and Gathering segment's exploration and production operations are carried out by Seneca Resources Company, LLC (“Seneca”) and its gathering operations are carried out by the operating subsidiaries of National Fuel Gas Midstream Company, LLC ("Gathering"). Seneca explores for, develops, and produces primarily natural gas reserves in Pennsylvania. Gathering constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which primarily delivers Seneca's production and, to a lesser extent, third-party Appalachian production to various interstate pipelines.

	Three Months Ended
	September 30,
(in thousands)	2026	2025	Variance
GAAP Earnings	$115,439	$103,493	$11,946
Tax impact of unrealized (gain) loss on derivative asset (2022 CA asset sale)	—	3,402	(3,402)
Adjusted Earnings	$115,439	$106,895	$8,544

Adjusted EBITDA	$240,933	$241,093	$(160)

The Integrated Upstream and Gathering segment's fourth quarter GAAP earnings increased $11.9 million versus the prior year. Excluding items impacting comparability, adjusted earnings increased $8.5 million from the prior year, attributable to higher realized natural gas prices, lower interest expense, and lower income taxes, which were partially offset by lower production volumes.

Seneca’s weighted average realized natural gas price, after the impact of hedging and transportation costs, was $2.80 per Mcf, an increase of $0.19 per Mcf, or 7%, compared to the prior year, as gains in Seneca's hedging portfolio more than offset wider basis differentials and lower NYMEX prices during the quarter.

During the fourth quarter, Seneca produced 104 Bcf of natural gas, a decrease of 7.5 Bcf, or 7%, compared to the prior year, as production from recently turned-in-line wells was more than offset by natural declines from existing wells.

	Three Months Ended
	September 30,
(Cost per Mcf)	2026	2025	Variance
Upstream General and Administrative Expense (“G&A”)	$0.19	$0.17	$0.02
Lease Operating Expense (“LOE”)	$0.16	$0.13	$0.03
Gathering Operation and Maintenance Expense ("O&M")	$0.15	$0.13	$0.02
Taxes and Other	$0.08	$0.10	$(0.02)
Total Cash Operating Costs	$0.58	$0.53	$0.05
Depreciation, Depletion and Amortization Expense (“DD&A”)	$0.81	$0.74	$0.07
Total Operating Costs	$1.39	$1.27	$0.12

On a per unit basis, fourth quarter total operating costs were $0.12 higher compared to the prior year, primarily due to higher per unit LOE and DD&A expense. Consistent with previous quarters during the fiscal year, the increase in per unit LOE compared to the prior year was largely driven by additional third-party gathering expenses. The increase in DD&A expense was largely driven by the impact of ceiling test impairments Seneca recorded in fiscal 2025 that artificially lowered the per unit DD&A rate in the prior year.

The decrease in income taxes was primarily driven by higher tax benefits associated with corporate tax losses, a portion of which was allocated to the IUG segment.

Proved Reserves Year-End Update

Seneca’s total proved reserves at September 30, 2026 were 5,191 Bcfe, an increase of 209 Bcfe, or 4%, from September 30, 2025. This increase was a result of Seneca replacing 150% of its fiscal 2026 production. Proved developed reserves at the end of fiscal 2026 were 3,707 Bcfe, representing 71% of total proved reserves.

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Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania. The Pipeline and Storage segment does not include financial results from Honeoye Storage Corporation ("HSC"), which the Company acquired on October 30, 2026.

	Three Months Ended
	September 30,
(in thousands)	2026	2025	Variance
GAAP Earnings	$26,239	$27,938	$(1,699)

Adjusted EBITDA	$61,486	$62,639	$(1,153)

The Pipeline and Storage segment’s fourth quarter GAAP earnings decreased $1.7 million versus the prior year, as higher operating revenues were more than offset by higher O&M and DD&A expense.

Operating revenues increased $1.0 million, primarily driven by higher transportation revenues related to new long-term contracts. O&M expense increased $2.0 million, primarily due to higher fuel and material costs. DD&A expense increased $1.4 million, primarily due to higher average depreciable plant in service compared to the prior year.

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution Corporation”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	September 30,
(in thousands)	2026	2025	Variance
GAAP Earnings	$(15,058)	$(17,790)	$2,732

Adjusted EBITDA	$3,449	$2,036	$1,413

The Utility segment’s fourth quarter GAAP earnings increased $2.7 million, as higher customer margin (operating revenue less purchased gas sold) was partially offset by higher O&M expense. The $6.2 million increase in customer margin was primarily driven by the impact of usage, the implementation of year two of the multi-year joint settlement in New York, and revenues from the Utility's Distribution System Improvement Charge in Pennsylvania. Partially offsetting the increase in customer margin was higher O&M expense, primarily driven by higher fuel costs, as well as an increase in uncollectible expense largely due to a non-recurring benefit from a regulatory adjustment in the prior year.

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Corporate and All Other

	Three Months Ended
	September 30,
(in thousands)	2026	2025	Variance
GAAP Earnings	$(29,111)	$(6,299)	$(22,812)
Costs related to Ohio gas utility acquisition	10,643	1,061	9,582
Tax impact of costs related to Ohio acquisition	(2,479)	(246)	(2,233)
Net interest benefit from equity issuance related to Ohio acquisition	(3,608)	—	(3,608)
Tax impact of net interest benefit from equity issuance	840	—	840
Interest expense from long-term debt issuances for Ohio acquisition, net of interest benefit	4,268	—	4,268
Tax impact of interest expense from long-term debt issuances, net of interest benefit	(994)	—	(994)
Costs related to pending spin-off of Integrated Upstream & Gathering business	7,214	—	7,214
Tax impact of costs related to pending spin-off of Integrated Upstream & Gathering business	(1,680)	—	(1,680)
Unrealized (gain) loss on other investments	229	(672)	901
Tax impact of unrealized (gain) loss on other investments	(48)	141	(189)
Adjusted Earnings	$(14,726)	$(6,015)	$(8,711)

The Company’s operations that are included in Corporate and All Other generated a combined net loss of $29.1 million in the fourth quarter, largely due to transaction and financing costs related to the Ohio gas utility acquisition that closed on October 1, 2026, and costs related to the pending IUG separation.

EARNINGS TELECONFERENCE

A conference call to discuss the results will be held on Thursday, November 5, 2026, at 9 a.m. ET. All participants must pre-register to join this conference using the Participant Registration link. A webcast link to the conference call is provided under the Events Calendar on the NFG Investor Relations website at investor.nationalfuelgas.com, and a replay of the webcast will be available on the website following the call.

National Fuel is an integrated energy company reporting financial results for three operating segments: Integrated Upstream and Gathering, Pipeline and Storage, and Utility. Additional information about National Fuel is available at www.nationalfuel.com.

Analyst Contact:	Ryan P. Vossler	716-857-7158
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “targets,” “will,” “would”, and variations of such words and similar future or conditional expressions, and statements which are other than statements of historical facts, are intended to identify “forward-looking statements” as defined under U.S. federal securities laws, including, but not limited to, statements, estimates, and projections relating to the potential separation of the Company into two companies (the “Separation”), including the timing and structure of the Separation, the characteristics of the separated businesses, and the expected benefits of the Separation, future operating and financial performance and long-term strategy, and the assumptions underlying such expected benefits, targets, strategies, and statements. These forward-looking statements are based on management’s beliefs, expectations, estimates, and projections at the time they are made and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs, and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs, or projections will result or be achieved or accomplished. There can be no guarantees with respect to whether the Separation will be completed. In addition to other factors, the following are among the important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: the ability to effect the Separation and to meet the conditions related thereto; the ability to obtain any consents or approvals required to complete the Separation; the ability of the separated companies to each succeed as standalone publicly traded companies; negative effects of the announcement or pendency of the Separation on the market price of the Company’s securities and/or on the Company’s financial performance; the possibility that the Separation will not achieve its intended benefits; the possibility of disruption, including disputes, litigation, or unanticipated costs in connection with the Separation; the impact of the Separation on the Company’s businesses and the risk that the Separation may be more
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difficult, time-consuming, or costly than expected, including the impact on the Company’s resources, systems, procedures, and controls, diversion of management’s attention, and the impact and possible disruption of existing relationships with regulators, customers, suppliers, employees, and other business counterparties; the ability to achieve anticipated capital structures in connection with the Separation; the ability to achieve anticipated credit ratings in connection with the Separation; the ability to achieve anticipated tax treatments in connection with the Separation and future, if any, divestitures, mergers, acquisitions, and other portfolio changes, and the impact of changes in relevant tax and other laws and regulations; the Company's ability to complete strategic transactions, such as the plan to separate the Company into two independent, publicly traded companies through a tax-free spin-off of the Company’s Integrated Upstream and Gathering business, including receipt of required regulatory clearances and satisfaction of other conditions to closing, and to recognize the anticipated benefits of such transactions; changes in laws, regulations, or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives, and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas, and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in economic conditions, including the imposition of additional tariffs on U.S. imports and related retaliatory tariffs, inflationary pressures, supply chain issues, liquidity challenges, and global, national, or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; changes in the price of natural gas; impairments under the SEC’s full cost ceiling test for natural gas reserves; the creditworthiness or performance of the Company’s key suppliers, customers, and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures, other investments, and acquisitions, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; negotiations with the collective bargaining units representing the Company’s workforce, including potential work stoppages during negotiations; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues, and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity, or data security breaches, including the impact of issues that may arise from the use of artificial intelligence technologies; factors affecting the Company’s ability to successfully identify, drill for, and produce economically viable natural gas reserves, including, among others, geology, lease availability and costs, title disputes, weather conditions, water availability and disposal or recycling opportunities of used water, shortages, delays, or unavailability of equipment and services required in drilling operations, insufficient gathering, processing, and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increased costs, delays, or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of natural gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions, including those related to climate change; changes in the availability, price, or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment, and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, or acts of war, as well as economic and operational disruptions due to third-party outages; significant differences between the Company’s projected and actual capital expenditures and operating expenses; increasing costs of insurance, changes in coverage, and the ability to obtain insurance; other factors described in the risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and subsequent Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation, and disclaims any duty to update, revise, or withdraw any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable law or regulation.

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is initiating preliminary adjusted earnings per share guidance for fiscal 2027. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below. IUG will remain part of National Fuel's consolidated financial results until completion of the planned separation. Accordingly, the Company's fiscal 2027 guidance includes the expected results of IUG for the full fiscal year.

While the Company expects to record certain adjustments to unrealized gain or loss on investments during the fiscal year ending September 30, 2027, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

FY 2027 Guidance

Consolidated Adjusted Earnings per Share	$6.00 - $6.40
Consolidated Effective Tax Rate	~ 24.0%

Capital Expenditures (Millions)
Integrated Upstream and Gathering	$600 - $640(1)
Pipeline and Storage	$140 - $180
Utility	$350 - $400
Consolidated Capital Expenditures	$1,090 - $1,220

Integrated Upstream & Gathering Segment Guidance

Commodity Price Assumptions
NYMEX natural gas price (per MMBtu)	$2.85
Appalachian basin spot price (per MMBtu)	$2.15

Production (Bcf)	400 to 435

Integrated Operating Costs ($/Mcf)
Upstream General and Administrative Expense	$0.19 - $0.20
Lease Operating Expense	$0.16 - $0.17
Gathering Operation and Maintenance Expense	$0.13 - $0.14
Depreciation, Depletion and Amortization	$0.84 - $0.86

Pipeline and Storage Segment Revenues (Millions)	$475 - $500

Utility Segment Guidance (Millions)
Operating Income	$235 - $255
Non-Service Pension & OPEB Income	$23 - $27

(1) Integrated Upstream and Gathering Capital Expenditures exclude $50 to $100 million of discretionary land spending.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2026
(Unaudited)

	Integrated
	Upstream	Pipeline &		Corporate /
(Thousands of Dollars)	& Gathering	Storage	Utility	All Other	Consolidated(1)

Fourth quarter 2025 GAAP earnings	$103,493	$27,938	$(17,790)	$(6,299)	$107,342
Items impacting comparability:
Tax impact of unrealized (gain) loss on derivative asset	3,402				3,402
Costs related to Ohio gas utility acquisition				1,061	1,061
Tax impact of costs related to Ohio gas utility acquisition				(246)	(246)
Unrealized (gain) loss on other investments				(672)	(672)
Tax impact of unrealized (gain) loss on other investments				141	141
Fourth quarter 2025 adjusted earnings	106,895	27,938	(17,790)	(6,015)	111,028
Drivers of adjusted earnings(2)
Integrated Upstream and Gathering Revenues
Higher (lower) natural gas production	(15,530)				(15,530)
Higher (lower) realized natural gas prices, after hedging	16,226				16,226
Higher (lower) other operating revenues	(514)				(514)
Pipeline and Storage Revenues
Higher (lower) operating revenues		766			766
Utility Margins(3)
Higher (lower) margin			4,874		4,874
Operating Expenses
Lower (higher) lease operating expenses	(1,071)				(1,071)
Lower (higher) operating expenses		(1,555)	(3,704)	(3,239)	(8,498)
Lower (higher) property, franchise and other taxes	1,305				1,305
Lower (higher) depreciation / depletion	(966)	(1,138)	456		(1,648)
Other Income (Expense)
Higher (lower) other income		1,329			1,329
(Higher) lower interest expense	3,111	(1,292)		(886)	933
Income Taxes
Lower (higher) income tax expense / effective tax rate	6,422	313	842	(4,865)	2,712

All other / rounding	(439)	(122)	264	279	(18)
Fourth quarter 2026 adjusted earnings	115,439	26,239	(15,058)	(14,726)	111,894
Items impacting comparability:
Costs related to Ohio gas utility acquisition				(10,643)	(10,643)
Tax impact of costs related to Ohio gas utility acquisition				2,479	2,479
Net interest benefit from equity issuance related to Ohio acquisition				3,608	3,608
Tax impact of net interest benefit from equity issuance				(840)	(840)
Interest expense from long-term debt issuances for Ohio acquisition, net of interest benefit				(4,268)	(4,268)
Tax impact of interest expense from long-term debt issuances, net of interest benefit				994	994
Costs related to pending spin-off of Integrated Upstream & Gathering business				(7,214)	(7,214)
Tax impact of costs related to pending spin-off of Integrated Upstream & Gathering business				1,680	1,680
Unrealized gain (loss) on other investments				(229)	(229)
Tax impact of unrealized gain (loss) on other investments				48	48
Fourth quarter 2026 GAAP earnings	$115,439	$26,239	$(15,058)	$(29,111)	$97,509

(1) Amounts do not reflect intercompany eliminations.
(2) Drivers of adjusted earnings have been calculated using the 21% federal statutory rate.
(3) Utility margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2026
(Unaudited)

	Integrated
	Upstream	Pipeline &		Corporate /
	& Gathering	Storage	Utility	All Other	Consolidated(1)

Fourth quarter 2025 GAAP earnings per share	$1.13	$0.31	$(0.20)	$(0.06)	$1.18
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax	0.04				0.04
Costs related to Ohio gas utility acquisition, net of tax				0.01	0.01
Unrealized (gain) loss on other investments, net of tax				(0.01)	(0.01)
Fourth quarter 2025 adjusted earnings per share	1.17	0.31	(0.20)	(0.06)	1.22
Drivers of adjusted earnings(2)(4)
Integrated Upstream and Gathering Revenues
Higher (lower) natural gas production	(0.17)				(0.17)
Higher (lower) realized natural gas prices, after hedging	0.18				0.18
Higher (lower) other operating revenues	(0.01)				(0.01)
Pipeline and Storage Revenues
Higher (lower) operating revenues		0.01			0.01
Utility Margins(3)
Higher (lower) margin			0.05		0.05
Operating Expenses
Lower (higher) lease operating expenses	(0.01)				(0.01)
Lower (higher) operating expenses		(0.02)	(0.04)	(0.04)	(0.10)
Lower (higher) property, franchise and other taxes	0.01				0.01
Lower (higher) depreciation / depletion	(0.01)	(0.01)	—		(0.02)
Other Income (Expense)
Higher (lower) other income		0.01			0.01
(Higher) lower interest expense	0.03	(0.01)		(0.01)	0.01
Income Taxes
Lower (higher) income tax expense / effective tax rate	0.07	—	0.01	(0.05)	0.03

All other / rounding	—	—	0.01	—	0.01
Fourth quarter 2026 adjusted earnings per share(4)	1.26	0.29	(0.17)	(0.16)	1.22
Items impacting comparability(4):
Costs related to Ohio gas utility acquisition, net of tax				(0.09)	(0.09)
Impact of equity issuance related to Ohio acquisition, net of interest benefits	(0.06)	(0.01)	0.01	0.04	(0.02)
Interest expense from long-term debt issuances for Ohio acquisition, net of tax				(0.04)	(0.04)
Costs related to pending spin-off of Integrated Upstream & Gathering business, net of tax				(0.06)	(0.06)
Unrealized gain (loss) on other investments, net of tax				—	—
Rounding	0.01	(0.01)	—	0.01	0.01
Fourth quarter 2026 GAAP earnings per share	$1.21	$0.27	$(0.16)	$(0.30)	$1.02

(1) Amounts do not reflect intercompany eliminations.
(2) Drivers of adjusted earnings have been calculated using the 21% federal statutory rate.
(3) Utility margin defined as operating revenues less purchased gas expense.
(4) As a result of the equity issuance, drivers of adjusted earnings, fourth quarter 2026 adjusted earnings per share, and items impacting comparability for the fourth quarter 2026 have been calculated using adjusted diluted shares of 91,387,071.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 2026
(Unaudited)

	Integrated
	Upstream	Pipeline &		Corporate /
(Thousands of Dollars)	& Gathering	Storage	Utility	All Other	Consolidated(1)
Fiscal 2025 GAAP earnings	$324,698	$120,957	$83,249	$(10,400)	$518,504
Items impacting comparability:
Impairment of assets	141,802				141,802
Tax impact of impairment of assets	(37,169)				(37,169)
Premiums paid on early redemption of debt	2,385				2,385
Tax impact of premiums paid on early redemption of debt	(642)				(642)
Unrealized (gain) loss on derivative asset	729				729
Tax impact of unrealized (gain) loss on derivative asset	3,206				3,206
Costs related to Ohio gas utility acquisition				1,061	1,061
Tax impact of costs related to Ohio gas utility acquisition				(246)	(246)
Unrealized (gain) loss on other investments				1,108	1,108
Tax impact of unrealized (gain) loss on other investments				(233)	(233)
Fiscal 2025 adjusted earnings	435,009	120,957	83,249	(8,710)	630,505
Drivers of adjusted earnings(2)
Integrated Upstream and Gathering Revenues
Higher (lower) natural gas production	(14,693)				(14,693)
Higher (lower) realized natural gas prices, after hedging	94,597				94,597
Pipeline and Storage Revenues
Higher (lower) operating revenues		3,247			3,247
Utility Margins(3)
Higher (lower) margin			24,613		24,613
Operating Expenses
Lower (higher) lease operating expenses	(12,386)				(12,386)
Lower (higher) operating expenses	(1,387)	(3,113)	(14,004)	(5,647)	(24,151)
Lower (higher) property, franchise and other taxes	1,664	700	(1,685)		679
Lower (higher) depreciation / depletion	(15,911)	(3,497)	(2,122)		(21,530)
Other Income (Expense)
Higher (lower) other income			1,015	503	1,518
(Higher) lower interest expense	13,621	(1,827)		(2,835)	8,959
Income Taxes
Lower (higher) income tax expense / effective tax rate	4,134	1,453	(449)	(5,660)	(522)

All other / rounding	(941)	(116)	(551)	552	(1,056)
Fiscal 2026 adjusted earnings	503,707	117,804	90,066	(21,797)	689,780
Items impacting comparability:
Costs related to Ohio gas utility acquisition				(27,020)	(27,020)
Tax impact of costs related to Ohio gas utility acquisition				6,275	6,275
Net interest benefit from equity issuance related to Ohio acquisition				11,105	11,105
Tax impact of net interest benefit from equity issuance				(2,578)	(2,578)
Interest expense from long-term debt issuances for Ohio acquisition, net of interest benefit				(5,397)	(5,397)
Tax impact of interest expense from long-term debt issuances, net of interest benefit				1,255	1,255
Costs related to pending spin-off of Integrated Upstream & Gathering business				(9,804)	(9,804)
Tax Impact of costs related to pending spin-off of Integrated Upstream & Gathering business				2,281	2,281
Premiums paid on early redemption of debt	(413)				(413)
Tax impact of premiums paid on early redemption of debt	96				96
Unrealized gain (loss) on other investments				(173)	(173)
Tax impact of unrealized gain (loss) on other investments				36	36
Fiscal 2026 GAAP earnings	$503,390	$117,804	$90,066	$(45,817)	$665,443

(1) Amounts do not reflect intercompany eliminations.
(2) Drivers of adjusted earnings have been calculated using the 21% federal statutory rate.
(3) Utility margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
TWELVE MONTHS ENDED SEPTEMBER 30, 2026
(Unaudited)

	Integrated
	Upstream	Pipeline &		Corporate /
	& Gathering	Storage	Utility	All Other	Consolidated(1)
Fiscal 2025 GAAP earnings per share	$3.56	$1.33	$0.91	$(0.12)	$5.68
Items impacting comparability:
Impairment of assets, net of tax	1.14				1.14
Premiums paid on early redemption of debt, net of tax	0.02				0.02
Unrealized (gain) loss on derivative asset, net of tax	0.04				0.04
Costs related to Ohio gas utility acquisition, net of tax				0.01	0.01
Unrealized (gain) loss on other investments, net of tax				0.01	0.01
Rounding	0.01				0.01
Fiscal 2025 adjusted earnings per share	4.77	1.33	0.91	(0.10)	6.91
Drivers of adjusted earnings(2)(4)
Integrated Upstream and Gathering Revenues
Higher (lower) natural gas production	(0.16)				(0.16)
Higher (lower) realized natural gas prices, after hedging	1.04				1.04
Pipeline and Storage Revenues
Higher (lower) operating revenues		0.04			0.04
Utility Margins(3)
Higher (lower) margin			0.27		0.27
Operating Expenses
Lower (higher) lease operating expenses	(0.14)				(0.14)
Lower (higher) operating expenses	(0.02)	(0.03)	(0.15)	(0.06)	(0.26)
Lower (higher) property, franchise and other taxes	0.02	0.01	(0.02)		0.01
Lower (higher) depreciation / depletion	(0.17)	(0.04)	(0.02)		(0.23)
Other Income (Expense)
Higher (lower) other income			0.01	0.01	0.02
(Higher) lower interest expense	0.15	(0.02)		(0.03)	0.10
Income Taxes
Lower (higher) income tax expense / effective tax rate	0.05	0.02	—	(0.06)	0.01

All other / rounding	(0.02)	(0.02)	(0.01)	(0.01)	(0.06)
Fiscal 2026 adjusted earnings per share(4)	5.52	1.29	0.99	(0.25)	7.55
Items impacting comparability(4):
Costs related to Ohio gas utility acquisition, net of tax				(0.23)	(0.23)
Impact of equity issuance related to Ohio acquisition, net of interest benefits	(0.20)	(0.05)	(0.04)	0.12	(0.17)
Interest expense from long-term debt issuances for Ohio acquisition, net of tax				(0.05)	(0.05)
Costs related to pending spin-off of Integrated Upstream & Gathering business, net of tax				(0.08)	(0.08)
Premiums paid on early redemption of debt, net of tax	—				—
Unrealized gain (loss) on other investments, net of tax				—	—
Rounding	(0.01)			0.01	—
Fiscal 2026 GAAP earnings per share	$5.31	$1.24	$0.95	$(0.48)	$7.02

(1) Amounts do not reflect intercompany eliminations.
(2) Drivers of adjusted earnings have been calculated using the 21% federal statutory rate.
(3) Utility margin defined as operating revenues less purchased gas expense.
(4) As a result of the equity issuance, drivers of adjusted earnings, fiscal 2026 adjusted earnings per share, and items impacting comparability for the twelve months ended September 30, 2026 have been calculated using adjusted diluted shares of 91,309,528.

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2026	2025	2026	2025
Operating Revenues:
Utility Revenues	$97,910	$87,829	$948,168	$817,274
Integrated Upstream and Gathering Revenues	300,062	300,362	1,284,623	1,184,136
Pipeline and Storage Revenues	69,873	68,215	282,431	276,131
	467,845	456,406	2,515,222	2,277,541
Operating Expenses:
Purchased Gas	(10,902)	(15,221)	312,433	213,441
Operation and Maintenance:
Utility	60,192	55,895	247,741	230,639
Integrated Upstream and Gathering and Other	82,558	59,432	263,462	206,616
Pipeline and Storage	35,876	34,066	124,335	120,610
Property, Franchise and Other Taxes	20,947	22,930	93,466	94,380
Depreciation, Depletion and Amortization	121,679	119,539	484,091	456,594
Impairment of Assets	—	—	—	141,802
	310,350	276,641	1,525,528	1,464,082

Operating Income	157,495	179,765	989,694	813,459

Other Income (Expense):
Other Income	16,816	4,941	53,917	36,428
Interest Expense on Long-Term Debt	(44,790)	(33,514)	(141,566)	(140,870)
Other Interest Expense	(1,385)	(1,931)	(17,730)	(14,964)

Income Before Income Taxes	128,136	149,261	884,315	694,053

Income Tax Expense	30,627	41,919	218,872	175,549

Net Income Available for Common Stock	$97,509	$107,342	$665,443	$518,504

Earnings Per Common Share
Basic	$1.03	$1.19	$7.07	$5.73
Diluted	$1.02	$1.18	$7.02	$5.68

Weighted Average Common Shares:
Used in Basic Calculation	95,046,808	90,366,462	94,062,053	90,500,916
Used in Diluted Calculation	95,789,584	91,189,155	94,783,291	91,227,473

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
(Thousands of Dollars)	2026	2025
ASSETS
Property, Plant and Equipment	$16,488,318	$15,406,329
Less - Accumulated Depreciation, Depletion and Amortization	8,103,721	7,693,687
Net Property, Plant and Equipment	8,384,597	7,712,642
Current Assets:
Cash and Temporary Cash Investments	39.351	43,166
Cash Held in Escrow	1,440,351	—
Receivables - Net	201,326	180,801
Unbilled Revenue	21,359	16,219
Gas Stored Underground	36,171	33,468
Materials and Supplies - at average cost	51,166	50,545
Unrecovered Purchased Gas Costs	16,361	5,769
Other Current Assets	88,878	80,759
Total Current Assets	1,894,963	410,727
Other Assets:
Recoverable Future Taxes	98,560	89,247
Unamortized Debt Expense	5,332	6,236
Other Regulatory Assets	104,847	135,486
Deferred Charges	124,695	73,941
Other Investments	63,825	68,346
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	190,431	169,228
Fair Value of Derivative Financial Instruments	145,364	39,388
Other	11,224	8,387
Total Other Assets	749,754	595,735
Total Assets	$11,029,314	$8,719,104
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 95,060,376 Shares and 90,379,095 Shares, Respectively	$95,060	$90,379
Paid in Capital	1,398,364	1,050,918
Earnings Reinvested in the Business	2,470,795	2,012,529
Accumulated Other Comprehensive Income (Loss)	23,787	(59,222)
Total Comprehensive Shareholders' Equity	3,988,006	3,094,604
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	3,268,223	2,382,861
Total Capitalization	7,256,229	5,477,465
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	380,000	150,200
Current Portion of Long-Term Debt	300,000	300,000
Accounts Payable	190,068	184,046
Amounts Payable to Customers	5,455	968
Dividends Payable	52,758	48,353
Interest Payable on Long-Term Debt	29,075	14,393
Customer Advances	19,097	17,188
Customer Security Deposits	27,255	29,853
Other Accruals and Current Liabilities	227,768	174,689
Fair Value of Derivative Financial Instruments	495	6,074
Total Current and Accrued Liabilities	1,231,971	925,764
Other Liabilities:
Deferred Income Taxes	1,378,502	1,225,262
Taxes Refundable to Customers	301,910	306,335
Cost of Removal Regulatory Liability	322,330	307,659
Other Regulatory Liabilities	105,020	121,944
Pension and Other Post-Retirement Liabilities	3,253	5,252
Asset Retirement Obligations	294,253	236,787
Other Liabilities	135,846	112,636
Total Other Liabilities	2,541,114	2,315,875
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$11,029,314	$8,719,104

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Twelve Months Ended
	September 30,
(Thousands of Dollars)	2026	2025

Operating Activities:
Net Income Available for Common Stock	$665,443	$518,504
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Impairment of Assets	—	141,802
Depreciation, Depletion and Amortization	484,091	456,594
Deferred Income Taxes	109,257	121,274
Premium Paid on Early Redemption of Debt	413	2,385
Stock-Based Compensation	20,444	19,754
Other	24,256	24,936
Change in:
Receivables and Unbilled Revenue	(22,369)	(54,521)
Gas Stored Underground and Materials and Supplies	(3,197)	(1,378)
Unrecovered Purchased Gas Costs	(10,592)	(5,769)
Other Current Assets	(8,119)	11,387
Accounts Payable	18,532	12,785
Amounts Payable to Customers	4,487	(41,752)
Customer Advances	1,909	(2,185)
Customer Security Deposits	(2,598)	(6,412)
Other Accruals and Current Liabilities	41,710	489
Other Assets	(6,085)	(29,106)
Other Liabilities	(45,498)	(68,760)
Net Cash Provided by Operating Activities	$1,272,084	$1,100,027

Investing Activities:
Capital Expenditures	$(1,090,836)	$(912,821)
Sale of Fixed Income Mutual Fund Shares in Grantor Trust	—	7,000
Other	17,399	14,121
Net Cash Used in Investing Activities	$(1,073,437)	$(891,700)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$229,800	$59,500
Shares Repurchased Under Repurchase Plan	—	(54,430)
Reduction of Long-Term Debt	(601,239)	(1,004,086)
Net Proceeds From Issuance of Long-Term Debt	1,480,543	988,729
Dividends Paid on Common Stock	(202,772)	(188,438)
Net Proceeds from Common Stock Sale	338,396	—
Net Repurchases of Common Stock Under Stock and Benefit Plans	(6,839)	(4,658)
Net Cash Provided by (Used in) Financing Activities	$1,237,889	$(203,383)

Net Increase in Cash, Cash Equivalents and Restricted Cash	1,436,536	4,944
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	43,166	38,222
Cash, Cash Equivalents and Restricted Cash at September 30	$1,479,702	$43,166

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

INTEGRATED UPSTREAM AND GATHERING SEGMENT

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
	2026	2025	Variance	2026	2025	Variance
Total Operating Revenues	$300,062	$300,362	$(300)	$1,284,623	$1,184,136	$100,487
Operating Expenses:
Operation and Maintenance:
Upstream General and Administrative Expense	19,430	18,504	926	74,795	75,280	(485)
Lease Operating Expense	16,310	14,954	1,356	66,344	50,665	15,679
Gathering Operation and Maintenance Expense	15,219	15,003	216	53,007	48,635	4,372
All Other Operation and Maintenance Expense	4,070	5,056	(986)	13,917	16,049	(2,132)
Property, Franchise and Other Taxes	4,100	5,752	(1,652)	16,219	18,325	(2,106)
Depreciation, Depletion and Amortization	84,070	82,847	1,223	331,957	311,817	20,140
Impairment of Assets	—	—	—	—	141,802	(141,802)
	143,199	142,116	1,083	556,239	662,573	(106,334)

Operating Income	156,863	158,246	(1,383)	728,384	521,563	206,821

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit (Cost)	(81)	37	(118)	(325)	147	(472)
Interest and Other Income	397	148	249	1,384	716	668
Interest Expense on Long-Term Debt	—	—	—	(493)	(3,283)	2,790
Interest Expense	(12,666)	(16,604)	3,938	(56,926)	(73,350)	16,424
Income Before Income Taxes	144,513	141,827	2,686	672,024	445,793	226,231
Income Tax Expense	29,074	38,334	(9,260)	168,634	121,095	47,539
Net Income	$115,439	$103,493	$11,946	$503,390	$324,698	$178,692
Net Income Per Share (Diluted)	$1.21	$1.13	$0.08	$5.31	$3.56	$1.75

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

PIPELINE AND STORAGE SEGMENT

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
	2026	2025	Variance	2026	2025	Variance
Revenues from External Customers	$69,873	$68,215	1,658	$282,431	$276,131	$6,300
Intersegment Revenues	36,933	37,622	(689)	149,280	151,470	(2,190)
Total Operating Revenues	106,806	105,837	969	431,711	427,601	4,110
Operating Expenses:
Purchased Gas	523	32	491	449	(10)	459
Operation and Maintenance	36,407	34,439	1,968	126,320	122,379	3,941
Property, Franchise and Other Taxes	8,390	8,727	(337)	33,567	34,453	(886)
Depreciation, Depletion and Amortization	20,187	18,747	1,440	78,907	74,480	4,427
	65,507	61,945	3,562	239,243	231,302	7,941

Operating Income	41,299	43,892	(2,593)	192,468	196,299	(3,831)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	537	952	(415)	2,147	3,810	(1,663)
Interest and Other Income	2,827	1,161	1,666	7,268	6,105	1,163
Interest Expense	(12,507)	(10,871)	(1,636)	(47,822)	(45,509)	(2,313)
Income Before Income Taxes	32,156	35,134	(2,978)	154,061	160,705	(6,644)
Income Tax Expense	5,917	7,196	(1,279)	36,257	39,748	(3,491)
Net Income	$26,239	$27,938	$(1,699)	$117,804	$120,957	$(3,153)
Net Income Per Share (Diluted)	$0.27	$0.31	$(0.04)	$1.24	$1.33	$(0.09)

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UTILITY SEGMENT

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
	2026	2025	Variance	2026	2025	Variance
Revenues from External Customers	$97,910	$87,829	$10,081	$948,168	$817,274	$130,894
Intersegment Revenues	78	76	2	372	355	17
Total Operating Revenues	97,988	87,905	10,083	948,540	817,629	130,911
Operating Expenses:
Purchased Gas	24,825	20,912	3,913	458,209	358,454	99,755
Operation and Maintenance	61,402	56,713	4,689	252,181	234,455	17,726
Property, Franchise and Other Taxes	8,312	8,244	68	43,139	41,006	2,133
Depreciation, Depletion and Amortization	17,216	17,793	(577)	72,387	69,701	2,686
	111,755	103,662	8,093	825,916	703,616	122,300

Operating Income (Loss)	(13,767)	(15,757)	1,990	122,624	114,013	8,611

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	1,679	1,719	(40)	24,712	25,217	(505)
Interest and Other Income	1,006	772	234	4,431	2,641	1,790
Interest Expense	(10,159)	(10,368)	209	(43,667)	(42,969)	(698)
Income (Loss) Before Income Taxes	(21,241)	(23,634)	2,393	108,100	98,902	9,198
Income Tax Expense (Benefit)	(6,183)	(5,844)	(339)	18,034	15,653	2,381
Net Income (Loss)	$(15,058)	$(17,790)	$2,732	$90,066	$83,249	$6,817
Net Income (Loss) Per Share (Diluted)	$(0.16)	$(0.20)	$0.04	$0.95	$0.91	$0.04

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
ALL OTHER	2026	2025	Variance	2026	2025	Variance
Total Operating Revenues	$—	$—	$—	$—	$—	$—
Operating Expenses:
Operation and Maintenance	—	—	—	—	—	—
	—	—	—	—	—	—

Operating Loss	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Income (Deductions)	(167)	(35)	(132)	887	(523)	1,410
Interest Expense	(131)	(148)	17	(507)	(536)	29
Income (Loss) before Income Taxes	(298)	(183)	(115)	380	(1,059)	1,439
Income Tax Expense (Benefit)	(70)	(42)	(28)	84	(245)	329
Net Income (Loss)	$(228)	$(141)	$(87)	$296	$(814)	$1,110
Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$—	$(0.01)	$0.01

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
CORPORATE	2026	2025	Variance	2026	2025	Variance
Revenues from External Customers	$—	$—	$—	$—	$—	$—
Intersegment Revenues	1,674	1,070	604	5,981	5,094	887
Total Operating Revenues	1,674	1,070	604	5,981	5,094	887
Operating Expenses:
Operation and Maintenance	28,223	7,327	20,896	58,382	22,318	36,064
Property, Franchise and Other Taxes	145	207	(62)	541	596	(55)
Depreciation, Depletion and Amortization	206	152	54	840	596	244
	28,574	7,686	20,888	59,763	23,510	36,253

Operating Loss	(26,900)	(6,616)	(20,284)	(53,782)	(18,416)	(35,366)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(217)	(212)	(5)	(869)	(847)	(22)
Interest and Other Income	47,082	39,504	7,578	163,397	163,422	(25)
Interest Expense on Long-Term Debt	(44,790)	(33,514)	(11,276)	(141,073)	(137,587)	(3,486)
Other Interest Expense	(2,169)	(3,045)	876	(17,923)	(16,860)	(1,063)
Loss before Income Taxes	(26,994)	(3,883)	(23,111)	(50,250)	(10,288)	(39,962)
Income Tax Expense (Benefit)	1,889	2,275	(386)	(4,137)	(702)	(3,435)
Net Loss	$(28,883)	$(6,158)	$(22,725)	$(46,113)	$(9,586)	$(36,527)
Net Loss Per Share (Diluted)	$(0.30)	$(0.06)	$(0.24)	$(0.48)	$(0.11)	$(0.37)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
INTERSEGMENT ELIMINATIONS	2026	2025	Variance	2026	2025	Variance
Intersegment Revenues	$(38,685)	$(38,768)	$83	$(155,633)	$(156,919)	$1,286
Operating Expenses:
Purchased Gas	(36,250)	(36,165)	(85)	(146,225)	(145,003)	(1,222)
Operation and Maintenance	(2,435)	(2,603)	168	(9,408)	(11,916)	2,508
	(38,685)	(38,768)	83	(155,633)	(156,919)	1,286
Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Deductions	(36,247)	(39,105)	2,858	(149,115)	(164,260)	15,145
Interest Expense	36,247	39,105	(2,858)	149,115	164,260	(15,145)
Net Income	$—	$—	$—	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Twelve Months Ended
	September 30,					September 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2026		2025		(Decrease)	2026		2025		(Decrease)

Capital Expenditures:
Integrated Upstream and Gathering	$174,971	(1)	$196,433	(2)	$(21,462)	$628,875	(1)(2)	$605,433	(2)(3)	$23,442
Pipeline and Storage	105,661	(1)	63,681	(2)	41,980	271,859	(1)(2)	121,798	(2)(3)	150,061
Utility	58,030	(1)	61,639	(2)	(3,609)	178,580	(1)(2)	189,961	(2)(3)	(11,381)
Total Reportable Segments	338,662		321,753		16,909	1,079,314		917,192		162,122
All Other	—		—		—	—		—		—
Corporate	7,794		393		7,401	12,228		909		11,319
Eliminations	—		—		—	(546)		—		(546)
Total Capital Expenditures	$346,456		$322,146		$24,310	$1,090,996		$918,101		$172,895

(1)Capital expenditures for the quarter and year ended September 30, 2026, include accounts payable and accrued liabilities related to capital expenditures of $72.2 million, $32.2 million, $15.9 million and $5.1 million in the Integrated Upstream and Gathering segment, Pipeline and Storage segment, Utility segment and Corporate category, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at September 30, 2026, since they represent non-cash investing activities at that date.

(2)Capital expenditures for the year ended September 30, 2026, exclude capital expenditures of $87.9 million, $19.4 million and $18.0 million in the Integrated Upstream and Gathering segment, Pipeline and Storage segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2025 and paid during the year ended September 30, 2026. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2025, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2026.

(3)Capital expenditures for the year ended September 30, 2025, exclude capital expenditures of $85.0 million, $14.4 million and $20.6 million in the Integrated Upstream and Gathering segment, Pipeline and Storage segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2024 and paid during the year ended September 30, 2025. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2024, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2025.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended September 30,	Normal	2026	2025	Normal (1)	Last Year (1)
Buffalo, NY	112	87	60	(22.3)	45.0
Erie, PA	78	73	70	(6.4)	4.3

Twelve Months Ended September 30,
Buffalo, NY	6,307	6,447	5,885	2.2	9.5
Erie, PA	5,771	5,984	5,597	3.7	6.9

(1)Percents compare actual 2026 degree days to normal degree days and actual 2026 degree days to actual 2025 degree days.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

INTEGRATED UPSTREAM AND GATHERING INFORMATION

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2026	2025	(Decrease)	2026	2025	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	103,999	111,538	(7,539)	419,469	426,357	(6,888)

Average Prices (Per Mcf)
Weighted Average	$2.28	$2.41	$(0.13)	$2.80	$2.59	$0.21
Weighted Average after Hedging	2.80	2.61	0.19	2.99	2.70	0.29

Selected Operating Performance Statistics:
Upstream General and Administrative Expense per Mcf (1)	$0.19	$0.17	$0.02	$0.18	$0.18	$—
Lease Operating Expense per Mcf (1)	$0.16	$0.13	$0.03	$0.16	$0.12	$0.04
Gathering Operation and Maintenance Expense per Mcf (1)	$0.15	$0.13	$0.02	$0.13	$0.11	$0.02
Depreciation, Depletion and Amortization per Mcf (1)	$0.81	$0.74	$0.07	$0.79	$0.73	$0.06

(1)Refer to page 16 for the Upstream General and Administrative Expense, Lease Operating Expense, Gathering Operation and Maintenance Expense, and Depreciation, Depletion, and Amortization Expense for the Integrated Upstream and Gathering segment.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Reserve Quantity Information
(Unaudited)

	U.S.
	Appalachian Region
	Gas	Oil	Total
	(MMcf)	(Mbbl)	(MMcfe)
Proved Developed and Undeveloped Reserves:
September 30, 2025	4,980,410	180	4,981,490
Extensions and Discoveries	747,270	—	747,270
Revisions of Previous Estimates	(117,354)	33	(117,156)
Production	(419,469)	(10)	(419,529)
Sales of Minerals in Place	(5)	(196)	(1,181)
September 30, 2026	5,190,852	7	5,190,894

Proved Developed Reserves:
September 30, 2025	3,664,381	180	3,665,461
September 30, 2026	3,706,940	7	3,706,982

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline and Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2026	2025	(Decrease)	2026	2025	(Decrease)
Firm Transportation - Affiliated	11,576	15,747	(4,171)	108,759	116,981	(8,222)
Firm Transportation - Non-Affiliated	164,296	152,755	11,541	707,479	668,166	39,313
Interruptible Transportation	1,093	319	774	2,637	984	1,653
	176,965	168,821	8,144	818,875	786,131	32,744

Utility Throughput - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2026	2025	(Decrease)	2026	2025	(Decrease)
Retail Sales:
Residential Sales	3,741	3,529	212	67,770	64,267	3,503
Commercial Sales	596	617	(21)	10,985	10,614	371
Industrial Sales	51	41	10	641	635	6
	4,388	4,187	201	79,396	75,516	3,880
Transportation	11,165	10,321	844	69,092	66,202	2,890
	15,553	14,508	1,045	148,488	141,718	6,770

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding adjusted earnings, adjusted EBITDA, and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines adjusted earnings as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to adjusted earnings for the three and twelve months ended September 30, 2026 and 2025:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands except per share amounts)	2026	2025	2026	2025
Reported GAAP Earnings	$97,509	107,342	$665,443	$518,504
Items impacting comparability:
Impairment of assets	—	—	—	141,802
Tax impact of impairment of assets	—	—	—	(37,169)
Premiums paid on early redemption of debt	—	—	413	2,385
Tax impact of premiums paid on early redemption of debt	—	—	(96)	(642)
Unrealized (gain) loss on derivative asset	—	—	—	729
Tax impact of unrealized (gain) loss on derivative asset	—	3,402	—	3,206
Costs related to Ohio gas utility acquisition	10,643	1,061	27,020	1,061
Tax impact of costs related to Ohio gas utility acquisition	(2,479)	(246)	(6,275)	(246)
Net interest benefit from equity issuance related to Ohio acquisition	(3,608)	—	(11,105)	—
Tax impact of net interest benefit from equity issuance	840	—	2,578	—
Interest expense from long-term debt issuances for Ohio acquisition, net of interest benefit	4,268	—	5,397	—
Tax impact of interest expense from long-term debt issuances, net of interest benefit	(994)	—	(1,255)	—
Costs related to pending spin-off of Integrated Upstream & Gathering business	7,214	—	9,804	—
Tax impact of costs related to pending spin-off of Integrated Upstream & Gathering business	(1,680)	—	(2,281)	—
Unrealized (gain) loss on other investments	229	(672)	173	1,108
Tax impact of unrealized (gain) loss on other investments	(48)	141	(36)	(233)
Adjusted Earnings	$111,894	$111,028	$689,780	$630,505

Reported GAAP Earnings Per Share	$1.02	$1.18	$7.02	$5.68
Items impacting comparability:
Impairment of assets, net of tax	—	—	—	1.14
Premiums paid on early redemption of debt, net of tax	—	—	—	0.02
Unrealized (gain) loss on derivative asset, net of tax	—	0.04	—	0.04
Costs related to Ohio gas utility acquisition, net of tax	0.09	0.01	0.23	0.01
Impact of equity issuance related to Ohio acquisition, net of interest benefits	0.02	—	0.17	—
Interest expense from long-term debt issuances for Ohio acquisition, net of tax	0.04	—	0.05	—
Costs related to pending spin-off of Integrated Upstream & Gathering business, net of tax	0.06	—	0.08	—
Unrealized (gain) loss on other investments, net of tax	—	(0.01)	—	0.01
Rounding	(0.01)	—	—	0.01
Adjusted Earnings Per Share	$1.22	$1.22	$7.55	$6.91

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

Management defines adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to adjusted EBITDA for the three and twelve months ended September 30, 2026 and 2025:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2026	2025	2026	2025
Reported GAAP Earnings	$97,509	107,342	$665,443	$518,504
Depreciation, Depletion and Amortization	121,679	119,539	484,091	456,594
Other (Income) Deductions	(16,816)	(4,941)	(53,917)	(36,428)
Interest Expense	46,175	35,445	159,296	155,834
Income Taxes	30,627	41,919	218,872	175,549
Impairment of Assets	—	—	—	141,802
Costs related to the Ohio gas utility acquisition (1)	10,643	1,061	20,173	1,061
Costs related to pending spin-off of Integrated Upstream & Gathering business	7,214	—	9,804	—
Adjusted EBITDA	$297,031	$300,365	$1,503,762	$1,412,916

Adjusted EBITDA by Segment
Integrated Upstream and Gathering Adjusted EBITDA	$240,933	$241,093	$1,060,341	$975,182
Pipeline and Storage Adjusted EBITDA	61,486	62,639	271,375	270,779
Utility Adjusted EBITDA	3,449	2,036	195,011	183,714
Corporate and All Other Adjusted EBITDA	(8,837)	(5,403)	(22,965)	(16,759)
Total Adjusted EBITDA	$297,031	$300,365	$1,503,762	$1,412,916
(1)For the twelve months ended September 30, 2026, costs represent a portion of acquisition costs recognized in O&M expense for the Ohio gas utility acquisition. The remaining $6.8 million of acquisition costs for the twelve months ended September 30, 2026 are recognized in interest expense.

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2026	2025	2026	2025
Integrated Upstream and Gathering Segment
Reported GAAP Earnings	$115,439	$103,493	$503,390	$324,698
Depreciation, Depletion and Amortization	84,070	82,847	331,957	311,817
Other (Income) Deductions	(316)	(185)	(1,059)	(863)
Interest Expense	12,666	16,604	57,419	76,633
Income Taxes	29,074	38,334	168,634	121,095
Impairment of Assets	—	—	—	141,802
Adjusted EBITDA	$240,933	$241,093	$1,060,341	$975,182

Pipeline and Storage Segment
Reported GAAP Earnings	$26,239	$27,938	$117,804	120,957
Depreciation, Depletion and Amortization	20,187	18,747	78,907	74,480
Other (Income) Deductions	(3,364)	(2,113)	(9,415)	(9,915)
Interest Expense	12,507	10,871	47,822	45,509
Income Taxes	5,917	7,196	36,257	39,748
Adjusted EBITDA	$61,486	$62,639	$271,375	$270,779

Utility Segment
Reported GAAP Earnings	$(15,058)	$(17,790)	$90,066	$83,249
Depreciation, Depletion and Amortization	17,216	17,793	72,387	69,701
Other (Income) Deductions	(2,685)	(2,491)	(29,143)	(27,858)
Interest Expense	10,159	10,368	43,667	42,969
Income Taxes	(6,183)	(5,844)	18,034	15,653
Adjusted EBITDA	$3,449	$2,036	$195,011	$183,714

Corporate and All Other
Reported GAAP Earnings	$(29,111)	$(6,299)	$(45,817)	$(10,400)
Depreciation, Depletion and Amortization	206	152	840	596
Other (Income) Deductions	(10,451)	(152)	(14,300)	2,208
Interest Expense	10,843	(2,398)	10,388	(9,277)
Income Taxes	1,819	2,233	(4,053)	(947)
Costs related to the Ohio gas utility acquisition	10,643	1,061	20,173	1,061
Costs related to pending spin-off of Integrated Upstream & Gathering business	7,214	—	9,804	—
Adjusted EBITDA	$(8,837)	$(5,403)	$(22,965)	$(16,759)

Page 27.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW

Management defines free cash flow as net cash provided by operating activities, less net cash used in investing activities, adjusted for acquisitions and divestitures. The following table reconciles National Fuel's free cash flow to Net Cash Provided by Operating Activities on the Consolidated Statement of Cash Flows for the twelve months ended September 30, 2026 and 2025:

	Twelve Months Ended
	September 30,
(in thousands)	2026	2025

Net Cash Provided by Operating Activities	$1,272,084	$1,100,027

Less:
Net Cash Used in Investing Activities	1,073,437	891,700
Proceeds from Divestitures	—	—
	198,647	208,327
Plus:
Acquisitions	—	—

Free Cash Flow	$198,647	$208,327

The Company is unable to provide a reconciliation of any projected free cash flow measure to its comparable GAAP financial measure without unreasonable efforts. This is due to an inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.